LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                    AGREEMENT

Insurer/Policy Number:     Canada Life Assurance/US2651090
                           Southland Life Insurance/0600080553
                           Transamerica Life/50335062

Bank:             Saratoga National Bank

Insured:          Richard L. Mount

Relationship of Insured to Bank:    President and Chief Executive Officer

Date: _____________, 1998

The respective rights and duties of the Bank and the Insured in the above policy(ies) (individually and collectively referred to as the "Policy") shall be as follows:

I.   DEFINITIONS

     Refer to the Policy provisions for the definition of all terms in this Agreement.

II.  POLICY TITLE AND OWNERSHIP

     Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw the Policy cash values. Where the Bank and the Insured (or beneficiary[ies] or assignee[s], with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject split dollar Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage continue to be subject to the terms of this Agreement.

III. BENEFICIARY DESIGNATION RIGHTS

     The Insured (or beneficiary[ies] or assignee[s]) shall have the right and power to designate a beneficiary or beneficiaries to receive his or her share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.  PREMIUM PAYMENT METHOD

     The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to maintain the Policy in force.

V.   TAXABLE BENEFIT

     Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income received each year on Form W-2 or its equivalent.

VI.  DIVISION OF DEATH PROCEEDS

     Subject to Paragraph VII herein, the division of the death proceeds of the Policy is as follows:

     1. The Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the Policy.

     2.   The Bank shall be entitled to the remainder of such proceeds.

     3. The Bank and the Insured (or beneficiary[ies] or assignee[s]) shall share in any interest due on the death proceeds on a pro rata basis in the ratio that the proceeds due the Bank and the Insured, respectively, bears to the total proceeds, excluding any such interest.

VII. DIVISION OF CASH SURRENDER VALUE

     The Bank shall at all times be entitled to an amount equal to the Policy's cash value, as that term is defined in the Policy, less any Policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable Policy surrender charges. Such cash value shall be determined as of the date of surrender of the Policy or death of the Insured as the case may be.

VIII.PREMIUM WAIVER

     If the Policy contains a premium waiver provision, any such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.  RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

     In the event the Policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the Policy's cash value. Such endowment proceeds or annuity benefits shall be treated like death proceeds for the purposes of division under this Agreement.

X.   TERMINATION OF AGREEMENT

     This Agreement shall terminate at the option of the Bank following thirty(30) days written notice to the Insured upon the happening of any one of the following:

     1. The Insured's right to receive benefits pursuant to the terms and conditions of that certain Executive Supplemental Compensation Agreement effective as of ___________, 1998, shall terminate for any reason other than the Insured's death; or

     2. The Insured shall be discharged from service with the Bank as a result of a termination for cause under subparagraph (c), (d) or (e) below. Notwithstanding the foregoing, this Agreement shall remain in effect in the event that the Insured is terminated pursuant to subparagraph
          a), (b) or (f) below. The term "termination for cause" shall mean termination of the employment of the Insured by reason of any of the following determined in good faith by the Bank's Board of Directors:

          (a) The willful, intentional and material breach or the habitual and continued neglect by the Insured of his or her employment responsibilities and duties;

          (b) The continuous mental or physical incapacity of the Insured, subject to disability rights under this Agreement;

          (c) The Insured's willful and intentional violation of any federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of Bank, or the rules or regulations of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, or other regulatory agency or governmental authority having jurisdiction over the Bank, which has a material adverse effect upon the Bank;

          (d) The written determination by a state or federal banking agency or governmental authority having jurisdiction over the Bank that the Insured is not suitable to act in the capacity for which he or she is employed by the Bank;

          (e)  The  Insured's  conviction  of (i)  any  felony  or  (ii) a crime
               involving  moral   turpitude,   or  the  Insured's   willful  and
               intentional commission of a fraudulent or dishonest act; or

          (f) The Insured's willful and intentional disclosure, without authority, of any secret or confidential information concerning the Bank or taking any action which the Bank's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with the Bank.

     Upon such termination, the Insured (or beneficiary[ies] or assignee[s])shall have a ninety (90) day option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall be the greater of:

     1. The Bank's share of the cash value of the Policy on the date of such assignment, as defined in this Agreement.

     2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

     Should the Insured (or beneficiary[ies] or assignee[s]) fail to exercise this option within the prescribed ninety (90) day period, the Insured (or beneficiary[ies] or assignee[s]) agrees that all of his or her rights, interest and claims in the Policy shall terminate as of the date of the termination of this Agreement.

     Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

XI.  INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

     The Insured may not, without the prior written consent of the Bank, which shall not be unreasonably withheld, assign to any individual, trust or other organization, any right, title or interest in the Policy nor any rights, options, privileges or duties created under this Agreement.

XII. AGREEMENT BINDING UPON THE PARTIES

     This Agreement shall be binding upon the Insured and the Bank, and their respective heirs, successors, personal representatives and assigns, as applicable.

XIII.NAMED FIDUCIARY AND PLAN ADMINISTRATOR

     The Bank is hereby designated the "Named Fiduciary" until resignation or removal by its Board of Directors. As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of this Agreement as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operations responsibilities of this Agreement, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIV. FUNDING POLICY

     The funding policy for this Agreement shall be to maintain the Policy in force by paying, when due, all premiums required.

XV.  CLAIM PROCEDURES

     Claim forms or claim information as to the subject Policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the Policy, it should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

     In the event that a claim is not eligible under the Policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the Policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, it should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XVI. GENDER

     Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVII.INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

     The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as set forth herein upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.

     IN WITNESS WHEREOF, the Insured and a duly authorized Bank officer or director have signed this Agreement at Saratoga, California as of the date first above written.

SARATOGA NATIONAL                    BANK INSURED


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William D. Kron                      Richard L. Mount
Chairman of the Board
of Directors

BENEFICIARY DESIGNATION FORM

Primary Designation:

Name                                 Relationship

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Contingent Designation:

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                                              , 1998
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Richard L. Mount